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                                                                    Exhibit 5.1

                  [Letterhead of Sonnenschein Nath & Rosenthal]

                                 March 21, 2001

MEDIUM4.COM, INC.
1220 Collins Avenue
Miami Beach, Florida 33139

                      Re:    Registration Statement on Form S-3
                             Under the Securities Act of 1933
                             File No. 333-57060

Ladies and Gentlemen:

        In our capacity as counsel to MEDIUM4.CO, INC., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-3 heretofore filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering (i) 2,030,000 shares of common stock, par value $.0001 per share, of the Company ("Shares"), and (ii) 5,095,000 shares of common stock, par value $.0001 per share, of the Company ("Warrant Shares") that are presently issuable upon future exercises of certain options or warrants heretofore issued by the Company (collectively, "Warrants"), all of which have been included in the Registration Statement for the respective accounts of the persons identified therein as the Selling Stockholders.

        In that connection, we have examined the Certificate of Incorporation and By-Laws of the Company, both as amended to date, the Warrants, the Registration Statement, corporate proceedings of the Company relating to the issuance of each of, respectively, the Shares, the Warrants and the Warrant Shares and such other instruments and documents as we have deemed relevant under the circumstances.

        In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

        Based upon and subject to the foregoing, we are of the opinion that:

            (i) the Shares have been validly authorized and are issued and outstanding, fully paid and non-assessable; and

            (ii) the Warrant Shares have been validly authorized and, when issued and paid for in accordance with the terms of the Warrants and as described in the Registration Statement, will be validly issued and outstanding, fully paid and non-assessable.

        We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. We do not, by giving such content, admit that we are within the category of persons whose consent is required under Section 7 of the Act.

                                            Very truly yours


                                            SONNENSCHEIN NATH & ROSENTHAL



                                            By:    /s/  Ira Roxland
                                                        A Member of the Firm